Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Francesca DeMartino, SVP, Head of Investor Relations - 201-847-5743
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Second Quarter Fiscal 2023 Financial Results

BD 2025 Strategic Investments Driving Growth and Advancing Innovation; Company Raises Mid-point of Revenue and Adjusted EPS Guidance Ranges

•Revenue of $4.8 billion increased 1.5% as reported and 4.1% on a currency-neutral basis
•Revenue from base business (which excludes COVID-only diagnostic testing) grew 6.0% as reported, 8.7% currency-neutral
•GAAP and adjusted diluted EPS from continuing operations of $1.53 and $2.86, respectively
•Company raises full-year base revenue guidance, enabling additional investments in growth and innovation while absorbing lower COVID-only diagnostic testing revenue and incremental FX impacts

FRANKLIN LAKES, NJ (May 4, 2023) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its second quarter of fiscal 2023, which ended March 31, 2023.

“Since launching BD 2025, we have made purposeful and strategic investments to shift BD into attractive end markets to advance innovations that are transforming healthcare and driving company growth,” said Tom Polen, chairman, CEO and president of BD. “Our strong performance this quarter reflects our strategy in action and the positive impact of these investments on our business as we deliver for our customers and patients around the world. Particularly, our innovation pipeline and the impact of our M&A strategy played a key role in our results, and we remain well-positioned to continue driving strong growth and performance in the future.”

Recent Business and ESG Highlights

•In BD Life Sciences, the Biosciences business unit completed the first early access shipments to customers of the BD FACSDiscover™ S8 Cell Sorter, the worlds' first real-time imaging, spectral flow cytometer equipped with the breakthrough BD CellView™ Image Technology profiled last year on the cover of the journal Science.
•In BD Life Sciences, the Biosciences business unit introduced the BD Rhapsody™ HT Xpress System, a new high-throughput single-cell multiomics platform that enables scientists to isolate, barcode and analyze single cells at a high sample throughput to obtain more insights in less time. The new system, alongside BD cell sorters and the rest of the BD Rhapsody™ portfolio of reagents, assays and bioinformatics tools, enables BD to provide a true end-to-end portfolio of single-cell multiomics solutions for researchers.

•In BD Life Sciences, the Integrated Diagnostics Solutions business unit received FDA approval for the BD Onclarity™ HPV molecular diagnostics assay for use with both BD SurePath™ liquid-based pap test and Hologic ThinPrep® pap test. Approval expands access to the BD HPV test - the only FDA-approved assay that tests for an extended set of HPV types individually, and particularly for HPV31, a specific type of HPV that poses a high-risk for causing cervical cancer.
•In BD Life Sciences, the Integrated Diagnostics Solutions business unit received FDA 510(k) clearance for the BD Vaginal Panel for use on the BD COR™ System. This first-of-its-kind, high-throughput molecular diagnostic test for large laboratories directly detects the three most common infectious causes of vaginitis using only one swab and one test. Availability of the vaginal panel reflects BD's commitment to expand the menu of assays for women's health and other infectious diseases.
•In BD Life Sciences, the Integrated Diagnostics Solutions business unit filed for US regulatory clearance of BD MiniDraw™, a device which enables the collection of a high-quality capillary blood sample that is less invasive and more convenient than the traditional collection method.
•In BD Medical, the Medication Delivery Solutions business unit launched the BD Prevue™ II System, the latest example of how BD is advancing the vision of a "one-stick hospital stay" with new ultrasound technology that helps drive first-stick success for IV insertions.
•BD continued to further its progress toward achieving its 2030+ ESG goals, including its focus on reducing the environmental impact of its product portfolio. To support this effort, BD introduced new circular economy pilots in several regions, partnering with healthcare facilities and waste management companies to recycle used materials, including BD syringes in the US and BD vacutainers in Denmark.

Basis of Presentation— Continuing Operations

On April 1, 2022, the Company completed the spin-off of its Diabetes Care business as a separate publicly traded company named Embecta Corp. (“Embecta”). The historical results of the Diabetes Care business are now accounted for as discontinued operations. Financial information presented in this release reflects BD’s results on a continuing operations basis, which excludes Embecta. The prior periods have been recast to conform to this presentation.

Second Quarter Fiscal 2023 Operating Results

	Three Months Ended March 31,		Change	Foreign Currency Neutral Change[1]
(Millions of dollars, except per share amounts)	2023	2022
Revenues	$4,821	$4,750	1.5%	4.1%
Base Revenues[1]	$4,805	$4,535	6.0%	8.7%

Base Organic Revenue Growth[1]			4.3%	7.0%

Reported Diluted Earnings per Share	$1.53	$1.28	19.5%	36.7%
Adjusted Diluted Earnings per Share[1]	$2.86	$2.78	2.9%	11.2%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing. Base Organic Revenue Growth further excludes the contribution from inorganic revenues from acquisitions, which is defined as revenues recognized during the first 12 months post-acquisition.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]
	2023	2022
United States	$2,733	$2,669	2.4%	2.4%

International	$2,088	$2,081	0.4%	6.3%

Total Revenues	$4,821	$4,750	1.5%	4.1%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]	Reported Change Base Revenues[1]	Foreign Currency Neutral Change Base Revenues[1]
	2023	2022
BD Medical	$2,360	$2,154	9.6%	12.2%	9.6%	12.2%

BD Life Sciences	$1,275	$1,485	(14.2)%	(11.5)%	(0.9)%	2.2%

BD Interventional	$1,186	$1,111	6.8%	9.3%	6.8%	9.3%

Total Revenues	$4,821	$4,750	1.5%	4.1%	6.0%	8.7%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by strong double-digit growth in MMS and PS.
•MDS performance reflects our comprehensive Vascular Access Management strategy that continues to drive strong results, evidenced by BD Posiflush™ and our Catheter Solutions. Strength in our durable core products more than offset the comparison to prior-year COVID vaccine device demand and planned strategic portfolio exits.
•MMS performance reflects investments in high-growth end-markets, such as Pharmacy Automation, which are driving strong performance, led by our Parata and BD ROWA™ solutions. MMS performance also reflects double-digit growth in Dispensing driven by our continued focus on innovation to improve workflows and efficiencies, evidenced by performance of our BD Pyxis™ and BD HealthSight™ portfolio including the recent BD Pyxis™ ES 1.7 launch.
•PS performance reflects another strong quarter enabled by capacity investments in BD Hypak™ and innovation in products like BD Effivax™, BD Hylok™ and BD Neopak™, which are enhancing efficiencies for our Pharmaceutical customers while supporting increased demand in the high-growth biologics and vaccine categories.
The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects growth in the segment's base business despite a negative impact of approximately 800 basis points from the comparison to prior-year respiratory testing revenues. The segment's performance also reflects a decline in COVID-only diagnostic testing revenues.
•IDS performance reflects the decline in COVID-only diagnostic testing revenues as well as the impact in the base business from the comparison to higher prior-year combination flu/COVID respiratory testing revenues and due to a softer respiratory illness season in the current quarter. Partially offsetting the decline in combination testing was growth in Microbiology, aided by adoption of our BD Kiestra™ IdentifA and Total Modular Track solutions, and Specimen Management, and continued double-digit growth from Molecular IVD assays leveraging the incremental BD Max™ installed base.

•BDB performance reflects continued double-digit growth in Research Reagents enabled by our innovative and differentiated BD Horizon™ dyes. Strong performance in Instruments was driven by continued demand for the recently launched BD FACSymphony™ A1/A5 SE research analyzers combined with improved BD FACSLyric™ product availability for our clinical customers.
The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance was driven by strong performance across the segment.
•Surgery performance reflects double-digit worldwide growth in Advanced Repair and Reconstruction, driven by continued market adoption of the Phasix™ hernia resorbable scaffold and double-digit worldwide growth in Biosurgery, aided by Arista™ AH absorbable hemostat. Strong procedure volumes also contributed to Surgery performance.
•PI performance reflects double-digit growth in Peripheral Vascular Disease driven by the Venovo™ relaunch, coupled with global penetration of Rotarex™. PI performance also reflects strong growth in Oncology in the US and Greater Asia that was aided by an improved backlog associated with prior-year supplier constraints.
•UCC performance reflects double-digit growth in the PureWick™ franchise, aided by the recent launch of PureWick™ Male, with a strong presence in both the acute care and alternative care settings for chronic incontinence. UCC performance also reflects double-digit growth in Endourology that benefited from improved supplier performance.

Assumptions and Outlook for Full Year Fiscal 2023

The company raised the lower-end and mid-point of its full-year revenue and adjusted EPS guidance ranges. This includes an increase to base business currency-neutral revenue growth, which is enabling additional investments in growth and innovation while absorbing lower COVID-only diagnostic testing revenue and an estimated incremental foreign currency headwind.

•The company now expects fiscal year 2023 revenues to be in the range of approximately $19.2 billion to $19.3 billion compared to $19.1 billion to $19.3 billion previously announced, which reflects an increase of approximately $50 million at the mid-point.
•Revenue guidance now assumes base business currency-neutral revenue growth of 6.5% to 7.0% compared to 5.75% to 6.75% previously announced, which represents an increase of 50 basis points, or approximately $90 million at the mid-point.
•Revenue guidance now assumes approximately $50 million in COVID-only diagnostic testing revenues, compared to approximately $50 million to $100 million previously announced.
•Based on current rates, foreign exchange continues to represent a reduction of approximately 200 basis points, or approximately $370 million, to total company revenue growth.
•The company now expects fiscal year 2023 adjusted diluted EPS to be $12.10 to $12.32 compared to $12.07 to $12.32 previously announced. This reflects an increase of 1.5 cents at the mid-point, including an operational increase of 6.5 cents offset by an incremental headwind of approximately 5 cents from foreign currency.
•On a currency-neutral basis, adjusted diluted EPS guidance now represents growth of approximately 9.5% to 11%.
•Adjusted diluted EPS guidance now includes an estimated headwind from foreign currency of approximately 270 basis points based on current rates.

BD's outlook for fiscal 2023 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its second fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2023 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue, base business revenue growth and adjusted diluted EPS growth for our 2023 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2023 fiscal year in relation to our underlying 2022 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its second quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, May 4, 2023. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 1-800-688-7036 (domestic) and 1-402-220-1346 (international) through the close of business on Thursday, May 11, 2023. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, base revenue, base organic revenue growth and base revenue growth rates on a currency-neutral basis. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the second quarter and the first six months of fiscal year 2023, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related costs, certain regulatory costs, certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the second quarter and first six months of fiscal year 2023 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 77,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to the macroeconomic environment on our operations and healthcare spending, including any impact of the current disruptions in the global supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints, inflationary pressures, currency rate fluctuations and increased interest rates; geopolitical developments such as the ongoing Russia and Ukraine conflict and the evolving conditions in Asia, which could adversely impact our operations; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, changes in tax laws, new environmental laws and regulations, new cybersecurity or privacy laws or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; increased labor costs; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates and foreign exchange rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyberattacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; the possible impact of COVID-19, including any resurgence or new strains, on our business and the global healthcare system, which could result in decreased demand for our products, disruptions to our operations or the operations of our suppliers and customers and our supply chain, and factors such as vaccine utilization rates, infection rates, the emergence of new variants and competitive factors that could impact the demand and pricing for our COVID-19 diagnostics testing; interruptions in our manufacturing or sterilization processes or those of our third-party providers; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding supply chain pressures, inflation and foreign exchange rates. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2023	2022	% Change
REVENUES	$4,821	$4,750	1.5

Cost of products sold	2,586	2,637	(2.0)
Selling and administrative expense	1,205	1,192	1.0
Research and development expense	337	327	3.1
Acquisition-related integration and restructuring expense	62	28	117.4
Other operating expense, net	4	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	4,193	4,185	0.2
OPERATING INCOME	628	564	11.3

Interest expense	(118)	(97)	21.1
Interest income	10	2	429.2
Other income (expense), net	8	(27)	130.2
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	529	442	19.6
Income tax provision	68	52	30.7
NET INCOME FROM CONTINUING OPERATIONS	460	390	18.2
Income from discontinued operations, net of tax	—	64	(100.0)
NET INCOME	460	454	1.5
Preferred stock dividends	(23)	(23)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$438	$431	1.5

BASIC EARNINGS PER SHARE
Income from Continuing Operations	1.54	1.29	19.4
Income from Discontinued Operations	—	0.22	(100.0)
Basic Earnings per Share	$1.54	$1.51	2.0

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	1.53	1.28	19.5
Income from Discontinued Operations	—	0.22	(100.0)
Diluted Earnings per Share	$1.53	$1.50	2.0

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	284,292	285,243
Diluted	285,645	287,299

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2023	2022	% Change
REVENUES	$9,407	$9,468	(0.6)

Cost of products sold	5,038	5,135	(1.9)
Selling and administrative expense	2,392	2,378	0.6
Research and development expense	651	641	1.5
Acquisition-related integration and restructuring expense	106	62	69.1
Other operating expense (income), net	7	(4)	262.9
TOTAL OPERATING COSTS AND EXPENSES	8,193	8,212	(0.2)
OPERATING INCOME	1,213	1,256	(3.4)

Interest expense	(220)	(195)	13.0
Interest income	16	4	321.6
Other income (expense), net	1	(24)	102.3
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,009	1,041	(3.1)
Income tax provision	40	84	(51.9)
NET INCOME FROM CONTINUING OPERATIONS	969	958	1.2
Income from discontinued operations, net of tax	—	173	(100.0)
NET INCOME	969	1,131	(14.3)
Preferred stock dividends	(45)	(45)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$924	$1,086	(14.9)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	3.25	3.20	1.6
Income from Discontinued Operations	—	0.61	(100.0)
Basic Earnings per Share	$3.25	$3.81	(14.7)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	3.24	3.18	1.9
Income from Discontinued Operations	—	0.60	(100.0)
Diluted Earnings per Share	$3.24	$3.78	(14.3)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	284,087	284,961
Diluted	285,360	287,202

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	March 31, 2023	September 30, 2022
	(Unaudited)
ASSETS
Cash and equivalents	$1,981	$1,006
Restricted cash	87	153
Short-term investments	6	8
Trade receivables, net	2,413	2,191
Inventories	3,656	3,224
Prepaid expenses and other	1,444	1,559
TOTAL CURRENT ASSETS	9,587	8,141
Property, plant and equipment, net	6,356	6,012
Goodwill and other intangibles, net	36,458	36,932
Other assets	1,994	1,848
TOTAL ASSETS	$54,394	$52,934
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$2,214	$2,179
Other current liabilities	5,090	5,632
Long-term debt	16,010	13,886
Long-term employee benefit obligations	920	902
Deferred income taxes and other liabilities	4,471	5,052
Shareholders’ equity	25,689	25,282
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,394	$52,934

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$969	$1,131
Less: Income from discontinued operations, net of tax	—	173
Income from continuing operations, net of tax	969	958
Depreciation and amortization	1,130	1,094
Change in operating assets and liabilities and other, net	(1,515)	(1,231)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	584	820
INVESTING ACTIVITIES
Capital expenditures	(389)	(405)
Acquisitions, net of cash acquired	—	(450)
Other, net	(134)	(124)
NET CASH USED FOR CONTINUING INVESTING ACTIVITIES	(524)	(979)
FINANCING ACTIVITIES
Change in short-term debt	365	—
Proceeds from long-term debt	1,662	—
Distribution from Embecta Corp.	—	1,266
Payments of debt	(529)	(2)
Dividends paid	(563)	(541)
Other, net	(101)	(63)
NET CASH PROVIDED BY CONTINUING FINANCING ACTIVITIES	835	659
DISCONTINUED OPERATIONS
Net cash provided by operating activities	—	298
Net cash used for investing activities	—	(11)
Net cash provided by financing activities	—	145
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	432
Effect of exchange rate changes on cash and equivalents and restricted cash	14	(4)
NET INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	909	928
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,159	2,392
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,068	$3,320

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2023	2022	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$616	$590	4.4
Medication Management Solutions	550	461	19.4
Pharmaceutical Systems	173	125	38.1
TOTAL	$1,339	$1,176	13.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$422	$618	(31.7)
Biosciences	159	129	23.3
TOTAL	$581	$747	(22.2)

BD INTERVENTIONAL
Surgery	$295	$268	10.0
Peripheral Intervention	256	240	6.5
Urology and Critical Care	263	239	10.0
TOTAL	$813	$746	8.9

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$2,733	$2,669	2.4
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$454	$460	$(28)	(1.2)	4.9
Medication Management Solutions	173	143	(10)	20.9	28.1
Pharmaceutical Systems (a)	394	375	(18)	5.0	9.8
TOTAL	$1,022	$978	$(56)	4.4	10.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$466	$532	$(28)	(12.3)	(7.1)
Biosciences	228	206	(12)	10.3	15.9
TOTAL	$694	$738	$(40)	(6.0)	(0.7)

BD INTERVENTIONAL
Surgery	$86	$72	$(6)	19.3	27.1
Peripheral Intervention	213	210	(15)	1.3	8.5
Urology and Critical Care	74	82	(7)	(9.7)	(1.4)
TOTAL	$373	$364	$(28)	2.4	10.0

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$2,088	$2,081	$(124)	0.4	6.3
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,070	$1,049	$(28)	1.9	4.6
Medication Management Solutions	723	604	(10)	19.8	21.5
Pharmaceutical Systems (a)	567	501	(18)	13.3	16.9
TOTAL	$2,360	$2,154	$(56)	9.6	12.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$888	$1,150	$(28)	(22.7)	(20.3)
Biosciences	386	335	(12)	15.3	18.7
TOTAL	$1,275	$1,485	$(40)	(14.2)	(11.5)

BD INTERVENTIONAL
Surgery	$381	$340	$(6)	12.0	13.7
Peripheral Intervention	468	450	(15)	4.1	7.5
Urology and Critical Care	336	320	(7)	5.0	7.1
TOTAL	$1,186	$1,111	$(28)	6.8	9.3

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,821	$4,750	$(124)	1.5	4.1
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2023	2022	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$1,235	$1,210	2.1
Medication Management Solutions	1,114	945	17.9
Pharmaceutical Systems	292	228	28.2
TOTAL	$2,642	$2,383	10.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$930	$1,232	(24.6)
Biosciences	296	258	14.8
TOTAL	$1,226	$1,490	(17.8)

BD INTERVENTIONAL
Surgery	$582	$549	5.9
Peripheral Intervention	492	457	7.6
Urology and Critical Care	522	492	5.9
TOTAL	$1,595	$1,498	6.5

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$5,462	$5,372	1.7

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$873	$936	$(75)	(6.7)	1.3
Medication Management Solutions	316	286	(28)	10.3	20.3
Pharmaceutical Systems (a)	684	669	(48)	2.2	9.4
TOTAL	$1,873	$1,892	$(151)	(1.0)	7.0

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$911	$1,062	$(81)	(14.2)	(6.6)
Biosciences	440	416	(31)	5.9	13.4
TOTAL	$1,351	$1,478	$(113)	(8.6)	(1.0)

BD INTERVENTIONAL
Surgery	$162	$152	$(16)	6.3	16.6
Peripheral Intervention	410	407	(40)	0.8	10.7
Urology and Critical Care	148	168	(20)	(11.9)	(0.2)
TOTAL	$720	$727	$(75)	(1.0)	9.4

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$3,944	$4,096	$(339)	(3.7)	4.6

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$2,109	$2,146	$(75)	(1.7)	1.8
Medication Management Solutions	1,430	1,231	(28)	16.1	18.4
Pharmaceutical Systems (a)	976	897	(48)	8.8	14.1
TOTAL	$4,515	$4,274	$(151)	5.6	9.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,841	$2,295	$(81)	(19.8)	(16.2)
Biosciences	736	674	(31)	9.3	13.9
TOTAL	$2,577	$2,968	$(113)	(13.2)	(9.4)

BD INTERVENTIONAL
Surgery	$744	$701	$(16)	6.0	8.2
Peripheral Intervention	902	863	(40)	4.4	9.1
Urology and Critical Care	670	661	(20)	1.4	4.4
TOTAL	$2,315	$2,225	$(75)	4.0	7.4

TOTAL REVENUES FROM CONTINUING OPERATIONS	$9,407	$9,468	$(339)	(0.6)	2.9

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended March 31,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,821	$4,750	$(124)	1.5	4.1
Less: COVID-19-only Diagnostic Testing Revenues	16	214	—	(92.6)	(92.6)
Base Revenues from Continuing Operations	$4,805	$4,535	$(124)	6.0	8.7

BD LIFE SCIENCES REVENUES	$1,275	$1,485	$(40)	(14.2)	(11.5)
Less: COVID-19-only Diagnostic Testing Revenues	16	214	—	(92.6)	(92.6)
Base BD Life Sciences Revenues	$1,259	$1,271	$(39)	(0.9)	2.2

Integrated Diagnostic Solutions Revenues	$888	$1,150	$(28)	(22.7)	(20.3)
Less: COVID-19-only Diagnostic Testing Revenues	16	214	—	(92.6)	(92.6)
Base Integrated Diagnostic Solutions Revenues	$873	$935	$(28)	(6.7)	(3.7)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Six Months Ended March 31,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$9,407	$9,468	$(339)	(0.6)	2.9
Less: COVID-19-only Diagnostic Testing Revenues	48	399	(1)	(88.0)	(87.7)
Base Revenues from Continuing Operations	$9,359	$9,069	$(338)	3.2	6.9

BD LIFE SCIENCES REVENUES	$2,577	$2,968	$(113)	(13.2)	(9.4)
Less: COVID-19-only Diagnostic Testing Revenues	48	399	(1)	(88.0)	(87.7)
Base BD Life Sciences Revenues	$2,529	$2,569	$(112)	(1.6)	2.8

Integrated Diagnostic Solutions Revenues	$1,841	$2,295	$(81)	(19.8)	(16.2)
Less: COVID-19-only Diagnostic Testing Revenues	48	399	(1)	(88.0)	(87.7)
Base Integrated Diagnostic Solutions Revenues	$1,793	$1,896	$(80)	(5.4)	(1.2)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Three Months Ended March 31,
(Unaudited; Amounts in millions)

						F=(A-B)/B	G=(A-B-C)/B
	A	B	C	D=A-B	E=A-B-C	% Change
	2023	2022	FX Impact	Reported Change	FXN Change	Reported	FXN
TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,821	$4,750	$(124)	$71	$195	1.5	4.1
Less: COVID-19-only diagnostics	16	214	—	(199)	(198)	(92.6)	(92.6)
TOTAL BASE REVENUES FROM CONTINUING OPERATIONS	$4,805	$4,535	$(124)	$270	$393	6.0	8.7
Less: Inorganic revenue contribution (1)				77	77	1.7	1.7
Total Base Organic Revenue Growth from Continuing Operations				$193	$317	4.3	7.0

(1)    Inorganic revenue contribution is defined as the amount of incremental revenue recognized during the first 12 months post-acquisition. Acquisitions include: Parata and MedKeeper in the Medical Segment, and Cytognos in the Life Sciences Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
	2023	2022	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$1.53	$1.28	$0.25	$(0.22)	$0.47	19.5%	36.7%
Purchase accounting adjustments ($347 million and $356 million pre-tax, respectively) (1)	1.21	1.24		(0.01)
Integration costs ($29 million and $11 million pre-tax, respectively) (2)	0.10	0.04		—
Restructuring costs ($33 million and $17 million pre-tax, respectively) (2)	0.11	0.06		—
Separation-related items ($3 million pre-tax) (3)	0.01	—		—
European regulatory initiative-related costs ($37 million and $35 million pre-tax, respectively) (4)	0.13	0.12		—
Product, litigation, and other items ($109 million pre-tax)(5)	—	0.38		—
Income tax benefit of special items ($(70) million and $(96) million, respectively)	(0.24)	(0.34)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$2.86	$2.78	$0.08	$(0.23)	$0.31	2.9%	11.2%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. The amount in 2022 include charges to Cost of products sold of $35 million to adjust the estimate of future product remediation costs and $54 million related to a noncash asset impairment charge in the Medical segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Six Months Ended March 31,
	2023	2022	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$3.24	$3.18	$0.06	$(0.26)	$0.32	1.9%	10.1%
Purchase accounting adjustments ($709 million and $720 million pre-tax, respectively) (1)	2.49	2.51		(0.01)
Integration costs ($47 million and $28 million pre-tax, respectively) (2)	0.16	0.10		(0.01)
Restructuring costs ($59 million and $34 million pre-tax, respectively) (2)	0.21	0.12		—
Separation-related items ($9 million pre-tax) (3)	0.03	—		—
European regulatory initiative-related costs ($70 million and $66 million pre-tax, respectively) (4)	0.24	0.23		—
Product, litigation, and other items ($4 million and $131 million pre-tax, respectively) (5)	0.01	0.46		—
Income tax benefit of special items ($(155) million and $(182) million, respectively)	(0.54)	(0.63)		0.01
Adjusted Diluted Earnings per Share from Continuing Operations	$5.84	$5.95	$(0.11)	$(0.27)	$0.16	(1.8)%	2.7%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. The amount in 2022 include charges to Cost of products sold of $35 million to adjust the estimate of future product remediation costs and $54 million related to a noncash asset impairment charge in the Medical segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION

	Full Year FY2022	Full Year FY2023 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues from Continuing Operations	$18,870
Less: COVID-19-only Diagnostic Testing Revenues	511
Base Business Revenues from Continuing Operations	$18,358

FY2023 Base Business Revenue Growth		+6.5% to +7.0%
FY2023 COVID-19-Only Diagnostic Testing Revenues			~$50 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~200) basis points
Total FY 2023 Revenues from Continuing Operations			$19.2 to $19.3 billion

Note - Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2023 Outlook
	Full Year FY2022 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.38
Purchase accounting adjustments ($1.431 billion pre-tax) (1)	4.98
Integration costs ($68 million pre-tax) (2)	0.24
Restructuring costs ($123 million pre-tax) (2)	0.43
Separation-related items ($20 million pre-tax) (3)	0.07
European regulatory initiative-related costs ($146 million pre-tax) (4)	0.51
Product, litigation, and other items ($268 million pre-tax) (5)	0.93
Impacts of debt extinguishment ($24 million pre-tax)	0.08
Income tax benefit of special items ($(366) million)	(1.27)
Adjusted Diluted Earnings per Share	$11.35	$12.10 to $12.32
Illustrative Foreign Currency (FX) Impact, based on FX spot rates		(~270) basis points
FX Neutral % Change		~+9.5% to +11.0%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. Items in 2022 included product remediation costs of $72 million recorded to Cost of products sold, certain asset impairment charges of $54 million recorded to Cost of products sold, and pension settlement costs of $73 million recorded to Other (expense) income, net.
.